CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 22, 2015, relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Report to Shareholders of Schroder Absolute Return EMD and Currency Fund, Schroder Broad Tax-Aware Value Bond Fund, Schroder Emerging Market Equity Fund, Schroder Emerging Markets Multi-Sector Bond Fund, Schroder International Multi-Cap Value Fund, Schroder Global Multi-Asset Income Fund, Schroder Global Strategic Bond Fund, and Schroder U.S. Small and Mid Cap Opportunities Fund  (eight of the series of Schroder Series Trust), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers
New York, New York
August 31, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 22, 2015, relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Report to Shareholders of Schroder International Alpha Fund and Schroder U.S. Opportunities Fund (constituting Schroder Capital Funds (Delaware)), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers
New York, New York
August 31, 2016